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                                                              Exhibit 99.a.1



                              AMENDED AND RESTATED
                       AGREEMENT AND DECLARATION OF TRUST

                                       OF

                             UBS RELATIONSHIP FUNDS

                           a Delaware Statutory Trust

                                 April 23, 2003





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                                TABLE OF CONTENTS

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Section                                                                     Page
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                                    ARTICLE I

                                    THE TRUST

1.1       Name................................................................1
1.2       Definitions.........................................................2
1.3       Trust Purpose.......................................................4

                                   ARTICLE II

                                    TRUSTEES

2.1       Number and Qualification............................................4
2.2       Term and Election...................................................5
2.3       Resignation and Removal.............................................5
2.4       Vacancies...........................................................5
2.5       Meetings............................................................6
2.6       Officers; Chairman of the Board.....................................7
2.7       By-Laws.............................................................7

                                   ARTICLE III

                               POWERS OF TRUSTEES

3.1       General.............................................................7
3.2       Investments.........................................................7
3.3       Legal Title.........................................................9
3.4       Sale of Units.......................................................9
3.5       Delegation..........................................................9
3.6       Collection and Payment..............................................9
3.7       Expenses...........................................................10
3.8       Miscellaneous Powers...............................................10
3.9       Further Powers.....................................................10

                                   ARTICLE IV

          INVESTMENT ADVISORY AND ADMINISTRATIVE SERVICES AND PLACEMENT
                               AGENT ARRANGEMENTS

4.1       Investment Advisory and Other Arrangements.........................11
4.2       Parties to Contract................................................11
4.3       Compliance with 1940 Act...........................................12

                                    ARTICLE V

                            LIMITATIONS OF LIABILITY

5.1       No Personal Liability of Trustees, Officers, Employees, Agents.....12
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5.2       Indemnification of Trustees, Officers, Employees, Agents and
             Others..........................................................12
5.3       Limitation of Liability of Holders; Indemnification................13
5.4       No Bond Required of Trustees.......................................13
5.5       No Duty of Investigation; Notice in Trust Instruments, Etc.........13
5.6       Reliance on Experts, Etc...........................................14
5.7       Assent to Liability................................................14

                                   ARTICLE VI

                               UNITS IN THE TRUST

6.1       Units..............................................................14
6.2       Rights of Holders..................................................14
6.3       Register of Units..................................................14
6.4       Notices............................................................15
6.5       No Preemptive Rights; Derivative Suits.............................15

                                   ARTICLE VII

                      PURCHASES, DECREASES AND WITHDRAWALS

7.1       Purchases..........................................................15
7.2       Decreases and Withdrawals..........................................15

                                  ARTICLE VIII

           DETERMINATION OF BOOK CAPITAL ACCOUNT BALANCES, NET INCOME
                                AND DISTRIBUTIONS

8.1       Determination of Book Capital Account Balances and Net Income......16
8.2       Liquidating Distributions..........................................16
8.3       Special Allocations................................................16
8.4       Tax Allocations....................................................17
8.5       Power to Modify Foregoing Procedures...............................18

                                   ARTICLE IX

                                     HOLDERS

9.1       Meetings of Holders................................................18
9.2       Notice of Meetings.................................................18
9.3       Record Date for Meetings...........................................19
9.4       Proxies, Etc.......................................................19
9.5       Reports............................................................19
9.6       Inspection of Records..............................................20
9.7       Voting Powers......................................................20
9.8       Series of the Trust................................................20
9.9       Holder Action by Written Consent...................................22
9.10      Holder Communications..............................................22
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                                    ARTICLE X

            DURATION; DISSOLUTION OF TRUST; AMENDMENT; MERGERS; ETC.

10.1      Duration...........................................................23
10.2      Dissolution of Trust and Winding-Up of Trust and Series............23
10.3      Amendment Procedure................................................24
10.4      Merger, Consolidation and Sale of Assets...........................25
10.5      Incorporation......................................................25

                                   ARTICLE XI

                                  MISCELLANEOUS

11.1      Certificate of Designation; Agent for Service of Process...........26
11.2      Governing Law......................................................26
11.3      Counterparts.......................................................26
11.4      Reliance by Third Parties..........................................27
11.5      Provisions in Conflict With Law or Regulations.....................27
11.6      Trust Only.........................................................27
11.7      Tax Matters Partner................................................27
11.8      Withholding........................................................28
11.9      Headings and Construction..........................................28
11.10     Use of the Name "UBS"..............................................28
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                              AMENDED AND RESTATED
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                             UBS RELATIONSHIP FUNDS

     WHEREAS, the Trust was formed by the Trustees by the filing of the Certificate of Trust with the Office of the Secretary of State of the State of Delaware on August 16, 1994, pursuant to an Agreement and Declaration of Trust, dated as of August 15, 1994, as amended and restated on May 20, 1996 (the "Original Declaration"); and

     WHEREAS, the Trustees desire to: (i) eliminate certain provisions in the Original Declaration that pertain to the classification of each series of the Trust as a partnership for U.S. federal income tax purposes; (ii) eliminate the provision in the Original Declaration that authorizes the Trustees to cause the redemption of any Holder's Units; (iii) update the Original Declaration to conform to the DSTA; and (iv) clarify certain provisions in the Original Declaration; and

     WHEREAS, pursuant to the provisions of the Original Declaration, the Trustees desire to amend and restate the Original Declaration in the manner hereinafter set forth;

     NOW, THEREFORE, the Trustees hereby declare that:

     (i) the Original Declaration is amended and restated in its entirety in the manner hereinafter set forth;

     (ii) the Trustees shall hold IN TRUST all cash, securities and other assets that the Trust now possesses or may hereafter acquire, from time to time, in any manner and manage and dispose of the same upon the following terms and conditions for the pro rata benefit of the Holders, from time to time, of Units of the Trust; and

     (iii) this Declaration shall be binding in accordance with its terms on every Trustee, by virtue of having become a Trustee of the Trust, and on every Holder, by virtue of having become a Holder of the Trust, pursuant to the terms of the Original Declaration and/or this Declaration.

                                   ARTICLE I

                                   The Trust

     1.1  Name.

The Trust shall be known as "UBS Relationship Funds" (formerly known as "Brinson Relationship Funds") and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever hereinafter used) shall not refer to the Trustees in their individual capacities or to the officers, agents, employees or Holders of Units in the Trust. However, should the Trustees determine that the use of the name of the Trust is not advisable, they may select such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name. Any name change shall require the execution by a majority of the then


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Trustees of an instrument in writing amending this Declaration to such effect, and the execution by at least one (1) Trustee and the filing of a certificate of amendment pursuant to Sections 3810(b) and 3811 of the DSTA. Any such amendment shall not require the approval of the Holders of Units in the Trust. Such amendment to the Declaration shall be effective immediately upon its execution or upon such future date and time as may be stated therein. Such amendment to the Certificate of Trust shall be effective immediately upon the filing of the certificate of amendment with the Office of the Secretary of State of the State of Delaware or upon such future date and time as may be stated therein.

     1.2  Definitions.

As used in this Declaration, the following terms shall have the following meanings:

          (a) "1940 Act" shall mean the Investment Company Act of 1940, as amended from time to time, and the rules and regulations thereunder, as adopted or amended from time to time.

          (b) "Affiliated Person," "Assignment" and "Interested Person" shall have the meanings given them in the 1940 Act.

          (c) "Administrator" shall mean any party furnishing services to the Trust pursuant to any administrative services contract described in Section
     4.1 hereof.

          (d) "Book Capital Account" shall mean, for any Holder at any time, the book capital account of the Holder at such time, determined in accordance with generally accepted accounting principles, and pursuant to Article VIII of this Declaration, and based upon the net asset value of the Trust Property determined in accordance with applicable provisions of the 1940 Act and the Code. The net asset value of a Holder's Book Capital Account shall be determined in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv) under the Code.

          (e) "By-Laws" shall mean the By-Laws of the Trust as amended or restated from time to time.

          (f) "Certificate of Trust" shall mean the certificate of trust of the Trust filed on August 16, 1994 with the Office of the Secretary of State of the State of Delaware, as amended or restated from time to time.

          (g) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder, as adopted or amended from time to time.

          (h) "Commission" shall mean the U.S. Securities and Exchange
     Commission.

          (i) "Declaration" shall mean this Amended and Restated Agreement and Declaration of Trust as amended or restated from time to time. References in this Declaration to "Declaration," "hereof," "herein" and "hereunder" shall be deemed to refer to this Declaration rather than the article or section in which such words appear.


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     This Declaration shall, together with the By-Laws, constitute the governing instrument of the Trust under the DSTA.

          (j) "DSTA" shall mean the Delaware Statutory Trust Act (formerly known as the Delaware Business Trust Act) (12 Del C 'SS' 3801 et seq.), as amended from time to time.

          (k) "Fiscal Year" shall mean an annual period as determined by the Trustees unless otherwise provided by the Code or applicable regulations.

          (l) "Holders" shall mean as of any particular time any or all holders of record of Units in the Trust or in Trust Property, as the case may be, at such time.

          (m) "Institutional Investor" shall mean any registered broker/dealer, regulated investment company, segregated asset account, foreign investment company, common or commingled trust fund, group trust or similar organization or entity that is an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, as amended.

          (n) "Investment Adviser" shall mean any party furnishing services to the Trust pursuant to any investment advisory contract described in Section
     4.1 hereof.

          (o) "Majority Units Vote" shall mean the vote, at a meeting of the Holders of Units, of the lesser of (A) 67% or more of the Units present or represented at such meeting, provided the Holders of more than 50% of the Units are present or represented by proxy, or (B) more than 50% of the Units.

          (p) "Person" shall mean a natural person, partnership, limited partnership, limited liability company, trust, estate, association, corporation, organization, custodian, nominee or any other individual or entity in its own or any representative capacity, in each case, whether domestic or foreign, and a statutory trust or foreign statutory trust.

          (q) "Registration Statement" as of any particular time shall mean the Registration Statement of the Trust which is effective at such time under the 1940 Act.

          (r) "TMP" shall mean the Holder appointed by the Trustee to be the tax matters partner in accordance with Section 6231(a)(7) of the Code.

          (s) "Trust" shall mean the Delaware statutory trust (formerly known as a Delaware business trust) formed pursuant to the Agreement and Declaration of Trust, dated as of August 15, 1994, and the filing of the Certificate of Trust with the Office of the Secretary of State of the State of Delaware.

          (t) "Trust Property" shall mean as of any particular time any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Trust. The Trustees may authorize the division of Trust Property into two or more series, in accordance with the provisions of Section 9.8 hereof, in which case all references in this Declaration to the Trust, Trust Property, Units therein or Holders


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     thereof shall be deemed to refer to each such series, as the case may be, except as the context otherwise requires. Any series of Trust Property shall be established and designated, and the variations in the relative rights and preferences as between the different series shall be fixed and determined, by the Trustees. All series of Trust Property so established and designated by the Trustees shall be set forth in Exhibit A to this Declaration.

          (u) "Trustees" shall mean such persons who are identified as trustees of the Trust on the signature page of this Declaration, so long as they shall continue in office in accordance with the terms of this Declaration, and all other persons who have been duly elected or appointed as trustees in accordance with the provisions of the Original Declaration and/or this Declaration, so long as they shall continue in office in accordance with the terms of this Declaration.

          (v) "Unit" shall mean the interest of a Holder in the Trust, including all rights, powers and privileges accorded to Holders in this Declaration, which may be expressed as a percentage, determined by calculating, at such times and on such basis as the Trustees shall from time to time determine, the ratio of each Holder's Book Capital Account balance to the total of all Holders' Book Capital Account balances. Reference herein to a specified percentage in, or fraction of, Units of the Holders, shall mean Holders whose combined Book Capital Accounts represents such specified percentage or fraction of the total of the Book Capital Accounts of all Holders.

     1.3  Trust Purpose.

The purpose of the Trust is to conduct, operate and carry on the business of an open-end management investment company registered under the 1940 Act. In furtherance of the foregoing, it shall be the purpose of the Trust to do everything necessary, suitable, convenient or proper for the conduct, promotion and attainment of any businesses and purposes which at any time may be incidental or may appear conducive or expedient for the accomplishment of the business of an open-end management investment company registered under the 1940 Act and which may be engaged in or carried on by a trust organized under the DSTA, and in connection therewith the Trust shall have and may exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware statutory trust.

                                   ARTICLE II

                                    Trustees

     2.1  Number and Qualification.

The number of Trustees shall initially be five and shall thereafter be fixed from time to time by written instrument signed, or by a resolution approved at a duly constituted meeting of the Board of Trustees, by a majority of the Board of Trustees so fixed then in office, provided, however, that the number of Trustees shall in no event be less than one (1) nor more than twelve (12). A Trustee shall be an individual at least 21 years of age who is not under legal disability.


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          (a) Any vacancy shall be filled in a manner consistent with the 1940
     Act by the appointment by the remaining Trustees then in office or election by the Holders of an individual having the qualifications described in this
     Article II as provided in Section 2.4 hereof. No reduction in the number of Trustees shall have the effect of removing any Trustee from office.

          (b) Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in Section 2.4 hereof, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration.

     2.2  Term and Election.

Each Trustee named in the Agreement and Declaration of Trust dated as of August 15, 1994, or herein, or elected or appointed prior to the first meeting of the Holders, shall (except in the event of resignations or removals or vacancies pursuant to Sections 2.3 or 2.4 hereof) hold office until his or her successor has been elected at such meeting and has qualified to serve as a Trustee. Beginning with the Trustees elected at the first meeting of Holders, each Trustee shall hold office during the lifetime of this Trust and until its dissolution as hereinafter provided unless such Trustee resigns or is removed as provided in Section 2.3 below.

     2.3  Resignation and Removal.

Any Trustee may resign (without need for prior or subsequent accounting) by an instrument in writing signed by him or her and delivered or mailed to the Chairman, if any, the President or the Secretary of the Trust and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument.

          (a) Subject to the requirements of the 1940 Act, any of the Trustees may be removed with or without cause by (i) a majority of the then Trustees at a duly constituted meeting, or (ii) the affirmative vote of the Holders of not less than two-thirds (2/3) of the Units.

          (b) Upon the resignation or removal of a Trustee, or his or her otherwise ceasing to be a Trustee, he or she shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee. Upon the death of any Trustee or upon removal or resignation due to any Trustee's incapacity to serve as Trustee, his or her legal representative shall execute and deliver on his or her behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

     2.4  Vacancies.

The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, declination, resignation, retirement, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office, or removal, of a Trustee. A vacancy shall also occur in the event of an increase in the number of trustees as provided in Section 2.1. No such


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vacancy shall operate to annul this Declaration or to revoke any existing trust created pursuant to the terms of this Declaration. In the case of a vacancy, the Holders of at least a majority of the Units entitled to vote, acting at any meeting of the Holders held in accordance with Section 9.1 hereof, or, to the extent permitted by the 1940 Act, a majority vote of the Trustees continuing in office acting by written instrument or instruments, or acting at a duly constituted meeting of the Board of Trustees, may fill such vacancy, and any Trustee so elected by the Trustees or the Holders shall hold office as provided in this Declaration. There shall be no cumulative voting by the Holders in the election of Trustees.

     2.5  Meetings.

Meetings of the Trustees shall be held from time to time within or without the State of Delaware upon the call of the Chairman, if any, the President, the Secretary, an Assistant Secretary or any two Trustees.

          (a) Regular meetings of the Trustees may be held without call or notice at a time and place fixed by the By-Laws or by resolution of the Trustees. Notice of any other meeting shall be given not later than 72 hours preceding the meeting by United States mail or by electronic transmission to each Trustee at his business address as set forth in the records of the Trust or otherwise given personally not less than 24 hours before the meeting but may be waived in writing by any Trustee either before or after such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

          (b) A quorum for all meetings of the Trustees shall be at least a majority of the total number of Trustees, but (except at such time as there is only one Trustee) no less than two Trustees. Unless provided otherwise in this Declaration, any action of the Trustees may be taken at a meeting within or without the State of Delaware by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consent of a majority of the Trustees, which written consent shall be filed with the minutes of proceedings of the Trustees or any such committee. If there be less than a quorum present at any meeting of the Trustees, a majority of those present may adjourn the meeting until a quorum shall have been obtained.

          (c) Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be two or more of the members thereof, unless the Trustees shall provide otherwise. Unless provided otherwise in this Declaration, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of a majority of the members, which written consent shall be filed with the minutes of proceedings of the Trustees or any such committee.

          (d) With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons of the Trust or are otherwise interested in any action


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     to be taken may be counted for quorum purposes under this Section 2.5 and shall be entitled to vote to the extent permitted by the 1940 Act.

          (e) All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to such communications system shall constitute presence in person at such meeting, unless the 1940 Act specifically requires the Trustees to act "in person," in which case such term shall be construed consistent with Commission or staff releases or interpretations.

     2.6  Officers; Chairman of the Board.

The Trustees shall, from time to time, elect officers of the Trust including a President, a Secretary and a Treasurer. The Trustees shall elect or appoint, from time to time, a Trustee to act as Chairman of the Board who shall preside at all meetings of the Trustees and carry out such other duties as the Trustees shall designate. The Trustees may elect or appoint or authorize the President to appoint such other officers or agents with such powers as the Trustees may deem to be advisable. The President, Secretary and Treasurer may, but need not, be a Trustee. The Chairman of the Board and such officers of the Trust shall serve in such capacity for such time and with such duties, power and authority as the Trustees may, in their discretion, so designate or as provided in the By-Laws.

     2.7 By-Laws.

The Trustees may adopt and, from time to time, amend, restate or repeal the By-Laws for the conduct of the business of the Trust not inconsistent with this Declaration.

                                  ARTICLE III

                               Powers of Trustees

     3.1  General.

Subject to this Declaration and the By-Laws, the Trustees shall have exclusive and absolute control over the management of the business and affairs of the Trust, but with such powers of delegation as may be permitted by this Declaration and the DSTA. Subject to this Declaration and the By-Laws, the Trustees may perform such acts as in their sole discretion are proper for conducting the business and affairs of the Trust. The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustees may be exercised without order of or recourse to any court.

     3.2  Investments.

          (a) The Trustees shall have power to:


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               (i) operate as and carry on the business of an investment
          company, and exercise all of the powers necessary or appropriate to the conduct of such operations;

               (ii) to invest in, hold for investment, or reinvest in, cash and cash items, and securities, including but not limited to common and preferred stocks; warrants; bonds, debentures, bills, time notes and all other evidences of indebtedness; negotiable or non-negotiable instruments; government securities, including securities of any state, municipality or other political subdivision thereof, or any governmental or quasi-governmental agency or instrumentality; and money market instruments including bank certificates of deposit, finance paper, commercial paper, bankers acceptances and all kinds of repurchase agreements, of any corporation, company, trust, association, firm or other business organization however established, and of any country, state, municipality or other political subdivision, or any governmental or quasi-governmental agency or instrumentality and in general, any interest or instrument commonly known as a "security;"

               (iii) to acquire (by purchase, subscription or otherwise), to hold, to trade in and deal in, to acquire any rights or options to purchase or sell, to sell or otherwise dispose of, to lend, to write (or sell) and purchase put and call options on any such securities and to pledge any such securities and repurchase agreements;

               (iv) to exercise all rights, powers and privileges of ownership or interest in all securities and repurchase agreements included in the Trust Property, including the right to vote thereon and otherwise act with respect thereto and to do all acts for the preservation, protection, improvement and enhancement in value of all such securities and repurchase agreements;

               (v) to acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop and dispose of (by sale or otherwise) any property, real or personal, including futures contracts and options thereon, cash, and any interest therein;

               (vi) to borrow money or otherwise obtain credit and in this connection issue notes or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security the Trust Property; to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other Person and to lend Trust Property;

               (vii) to aid by further investment any corporation, company, trust, association or firm, any obligation of or interest in which is included in the Trust Property or in the affairs of which the Trustees have any direct or indirect interest; to do all acts and things designed to protect, preserve, improve or enhance the value of such obligation or interest; to guarantee or become surety on any or all of


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          the contracts, stocks, bonds, notes, debentures and other obligations of any such corporation, company, trust, association or firm; and

               (viii) to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, and to do every other act or thing incidental or appurtenant to or connected with the aforesaid purposes, objects or powers.

          The foregoing clauses shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees.

          (b) The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.

     3.3  Legal Title.

Legal title to all the Trust Property shall be vested in the Trust as a separate legal entity under the DSTA, except that the Trustees shall have the power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees or in the name of any other Person on behalf of the Trust on such terms as the Trustees may determine.

     In the event that title to any part of the Trust Property is vested in one or more Trustees, the right, title and interest of the Trustees in the Trust Property shall vest automatically in each person who may hereafter become a Trustee upon his or her due election and qualification. Upon the termination of the term of office, resignation, removal or death of a Trustee, he or she shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. To the extent permitted by law, such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

     3.4  Sale of Units.

Subject to the more detailed provisions set forth in Articles VII and VIII, the Trustees shall have the power to permit persons to purchase Units and to add or reduce, in whole or in part, their Units in the Trust.

     3.5  Delegation.

The Trustees shall have the power, consistent with their continuing exclusive authority over the management of the Trust and the Trust Property, to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments, either in the name of the Trust or the names of the Trustees or otherwise, as the Trustees may deem expedient.

     3.6 Collection and Payment.


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The Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

     3.7  Expenses.

The Trustees shall have the power to incur and pay any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of this Declaration, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees may, in their discretion, establish the compensation of all officers, employees, agents and Trustees. The Trustees may pay themselves such compensation for special services, including legal and brokerage services, as they in good faith may deem reasonable (subject to any limitations of the 1940 Act), and reimbursement for expenses reasonably incurred by themselves on behalf of the Trust.

     3.8  Miscellaneous Powers.

The Trustees shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust and terminate such employees or contractual relationships as they consider appropriate; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) purchase, and pay for out of Trust Property, insurance policies (including, but not limited to, fidelity bonding and errors and omission policies) insuring the Investment Adviser, Administrator, placement agent, Holders, Trustees, officers, employees, agents, or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such person in such capacity, whether or not the Trust would have the power to indemnify such Person against liability; (d) establish pension, profit-sharing and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (e) to the extent permitted by law, indemnify any Person with whom the Trust has dealings, including the Investment Adviser, Administrator, placement agent, Holders, Trustees, officers, employees, agents or independent contractors of the Trust or the TMP, to such extent as the Trustees shall determine; (f) guarantee indebtedness or contractual obligations of others; (g) determine and change the Fiscal Year of the Trust and the method by which its accounts shall be kept; and (h) adopt a seal for the Trust, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust. The powers of the Trustees set forth in this Section 3.8 are without prejudice to any other powers of the Trustees set forth in this Declaration and the By-Laws.

     3.9  Further Powers.

The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices, whether within or without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, in any foreign countries, and in any commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign


                                      -10-





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countries, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive and shall be binding upon the Trust and the Holders, past, present and future. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. The Trustees shall not be required to obtain any court order to deal with Trust Property.

                                   ARTICLE IV

                 Investment Advisory and Administrative Services
                        and Placement Agent Arrangements

     4.1  Investment Advisory and Other Arrangements.

The Trustees may in their discretion, from time to time, enter into one or more contracts or agreements for investment advisory services, administrative services (including transfer and dividend disbursing agency services), distribution services, fiduciary (including custodian) services, placement agent services, Holder servicing and distribution services, or other services, whereby the other party to such contract or agreement shall undertake to furnish the Trust such services as the Trustees shall, from time to time, consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any other provisions of this Declaration to the contrary, the Trustees may authorize any Investment Adviser (subject to such general or specific instructions as the Trustees may, from time to time, adopt) to effect purchases, sales, loans or exchanges of Trust Property on behalf of the Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of any such Investment Adviser (all without further action by the Trustees). Any such purchases, sales, loans and exchanges shall be binding upon the Trust.

     4.2  Parties to Contract.

Any contract or agreement of the character described in Section 4.1 of this
Article IV or in the By-Laws of the Trust may be entered into with any Person, although one or more of the Trustees or officers of the Trust or any Holder may be an officer, partner, director, trustee, shareholder, or member of such other party to the contract or agreement, and no such contract or agreement shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of such contract or agreement or accountable for any profit realized directly or indirectly therefrom, provided that the contract or agreement when entered into was reasonable and fair and not inconsistent with the provisions of this Article IV or the By-Laws. Any Trustee or officer of the Trust or any Holder may be the other party to contracts or agreements entered into pursuant to Section 4.1 hereof or the By-Laws of the Trust, and any Trustee or officer of the Trust or any Holder may be financially interested in or otherwise affiliated with Persons who are parties to any or all of the contracts or agreements mentioned in this Section 4.2.


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     4.3  Compliance with 1940 Act.

Any contract entered into pursuant to Sections 4.1 or 4.2 and which governs the provision of services as described in Section 15 of the 1940 Act shall be consistent with and subject to the requirements of Section 15 of the 1940 Act (including any amendment thereof or other applicable Act of Congress hereafter enacted) with respect to its continuance in effect, its termination and the method of authorization and approval of such contract or renewal thereof.

                                   ARTICLE V

                            Limitations of Liability

     5.1  No Personal Liability of Trustees, Officers, Employees, Agents.

No Trustee, officer, employee or agent of the Trust when acting in such capacity shall be subject to any personal liability whatsoever, in his or her individual capacity, to any Person, other than the Trust or its Holders, in connection with Trust Property or the affairs of the Trust; and all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature against a Trustee, officer, employee or agent of the Trust arising in connection with the affairs of the Trust. No Trustee, officer, employee or agent of the Trust shall be liable to the Trust, Holders of Units therein, or to any Trustee, officer, employee, or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his or her own bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duties.

     5.2  Indemnification of Trustees, Officers, Employees, Agents and Others.

The Trust shall indemnify each of its Trustees, officers, employees, and agents (including Persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) and the TMP against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him, her or it in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he, she or it may be involved or with which he, she or it may be threatened, while in office or thereafter, by reason of his, her or its being or having been such a Trustee, officer, employee, agent or TMP, except with respect to any matter as to which he, she or it shall have been adjudicated to have acted in bad faith, with willful misfeasance, gross negligence or reckless disregard of his, her or its duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in conduct involving willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his, her or its office by the court or other body approving the settlement or other disposition or by a reasonable determination, based upon review of readily available facts (as opposed to a full trial-type inquiry), that he, she or it did not engage in such conduct by written opinion from independent legal counsel approved by the Trustees. The rights accruing to any Person under these provisions shall not exclude any other right to which he or she may be


                                      -12-





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lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or in Section 5.1 or to which he, she or it may be otherwise entitled except out of the Trust Property. The Trustees may make advance payments in connection with indemnification under this Section 5.2, provided that the indemnified Person shall have given a written undertaking to reimburse the Trust in the event it is subsequently determined that he, she or it is not entitled to such indemnification.

     5.3  Limitation of Liability of Holders; Indemnification.

No Holder shall be liable for any liabilities or obligations of the Trust. To the extent assets are available in the Trust, the Trust shall indemnify and hold each Holder harmless from and against any claim or liability to which such Holder may become subject by reason of his or her being or having been a Holder and shall reimburse such Holder for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability; and provided, further, that no Holder shall be entitled to indemnification by any series established in accordance with Section 9.8 unless such Holder is a Holder of Units of such series. The rights accruing to a Holder under this Section 5.3 shall not exclude any other right to which such Holder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Holder in any appropriate situation even though not specifically provided herein.

     5.4  No Bond Required of Trustees.

No Trustee shall, as such, be obligated to give any bond or surety or other security for the performance of any of his or her duties hereunder.

     5.5  No Duty of Investigation; Notice in Trust Instruments, Etc.

No purchaser, lender, or other Person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money, or property paid, loaned, or delivered to or on the order of the Trustees or of said officers, employee or agent. Every obligation, contract, instrument, certificate or other interest or undertaking of the Trust, and every other act or thing whatsoever executed in connection with the Trust, shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees, officers, employees or agents of the Trust. Every written obligation, contract, instrument, certificate or other interest or undertaking of the Trust made by the Trustees or by any officer, employee or agent of the Trust, in his or her capacity as such, shall contain an appropriate recital to the effect that the Trustee, officer, employee and agent of the Trust shall not personally be bound by or liable thereunder, nor shall resort be had to their private property or the private property of the Holders for the satisfaction of any obligation or claim thereunder, and appropriate references shall be made therein to this Declaration, and may contain any further recital which they may deem appropriate, but the omission of such recital shall not operate to impose personal liability on any of the Trustees, officers, employees or agents of the Trust. The Trustees shall at all times maintain insurance for the protection of the Trust Property, Holders, Trustees, officers, employees and agents in such amount as the Trustees shall deem advisable.


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     5.6  Reliance on Experts, Etc.

Each Trustee and officer or employee of the Trust shall, in the performance of his or her duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by any Investment Adviser, Administrator, accountant, appraiser or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

     5.7  Assent to Liability.

Every Holder, by virtue of having become a Holder in accordance with the terms of the Original Declaration and/or this Declaration, shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto.

                                   ARTICLE VI

                               Units in the Trust

     6.1  Units.

The beneficial interests in the property of the Trust shall consist of an unlimited number of Units. The Trust shall have the power to issue fractional Units. S corporations and grantor trusts may not purchase Units. No purchaser of Units which is a partnership may at any time have any partners other than individuals or Institutional Investors. No certificates certifying the ownership of Units or fractional Units need be issued except as the Trustees may otherwise determine from time to time.

     6.2  Rights of Holders.

The ownership of the Trust Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trust or the Trustees, and the Holders shall have no right or title therein other than the beneficial interest conferred by their Units and they shall have no right to call for any partition or division of any property, profits or rights of the Trust. The Units shall be personal property giving only the rights specifically set forth in the DSTA, this Declaration and the By-Laws.

     6.3  Register of Units.

A register shall be kept under the direction of the Trustees at the Trust or at the transfer agent, if one is appointed for the Trust, which shall contain the names and addresses of the Holders and the Book Capital Account balances of each Holder. Each such register shall be conclusive as to the identity of the Holders of the Trust and the Persons who shall be entitled to payments of distributions or otherwise to exercise or enjoy the rights of Holders. No Holder shall be entitled to receive payment of any distribution, nor to have notice given to it as herein provided, until it has given its address to such officer or agent of the Trust as shall keep the said register for entry thereon.


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     6.4  Notices.

Any and all notices to which any Holder hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Holder of record at its last known address as recorded on the register of the Trust.

     6.5  No Preemptive Rights; Derivative Suits.

Holders shall have no preemptive or other rights to subscribe for any additional Units or other securities issued by the Trust. No action may be brought by a Holder on behalf of the Trust unless Holders owning no less than 10% of the then outstanding Units join in the bringing of such action.

                                  ARTICLE VII

                      Purchases, Decreases and Withdrawals

     7.1  Purchases.

The Trustees may permit the purchase of Units from the Trust, but only if the purchaser is an Institutional Investor, individual, or partnership (as limited by Section 6.1) and the number of Holders (or, in the case of any series established in accordance with Section 9.8 hereof, the number of Holders of the series) does not exceed 500 (including as a Holder, for this purpose, each partner in any partnership Holder). The Trustees, in their discretion, may, from time to time, without a vote of the Holders, permit the purchase of Units by such party or parties (or increase in the Units of a Holder) and for such type of consideration, including, without limitation, cash or property, at such time or times (including, without limitation, each business day), and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including, without limitation, the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses.

     7.2  Decreases and Withdrawals.

A Holder shall have the authority to decrease or withdraw its Units in the Trust, at such Holder's option, subject to the terms and conditions provided in this Article VII. The Trust shall, upon application of any Holder or pursuant to authorization from any Holder, and subject to this Section 7.2, decrease or withdraw such Holder's Units; provided that (a) the amount of such decrease or withdrawal shall not exceed the reduction in the Holder's Book Capital Account effected by such decrease or withdrawal of its Units, and (b) if so authorized by the Trustees, the Trust may, at any time and from time to time, charge fees for effecting such decrease or withdrawal, at such rates as the Trustees may establish, and may, at any time and from time to time, suspend such right of decrease or withdrawal subject to the applicable requirements of the 1940 Act. The procedures for effecting decreases or withdrawals shall be as determined by the Trustees from time to time.

                                  ARTICLE VIII


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                      Determination of Book Capital Account
                     Balances, Net Income and Distributions

     8.1  Determination of Book Capital Account Balances and Net Income.

The determination and maintenance of Book Capital Accounts and allocations of income or loss to each Holder of the Trust (or series thereof) shall be determined in accordance with the following special provisions:

          (a) Book Capital Accounts. The Book Capital Account balances of Holders shall evidence their beneficial interest in the Trust (or series thereof) and shall be determined daily at such time or times as the Trustees may determine. All determinations of Book Capital Accounts shall be in accordance with Section 704(b) of the Code, and the Treasury regulations promulgated thereunder, including, without limitation, Treasury Reg. Sections 1.704-1(b)(2)(iv)(f) and (g) and 1.704-1(b)(4)(i) relating to revaluations of property. The power and duty to determine and maintain the Book Capital Account balances of Holders may be delegated by the Trustees to the Investment Adviser, Administrator, custodian or such other person as the Trustees may determine.

          (b) Allocation of Income or Loss to Holders. Except as provided in
     Section 8.3 of this Article VIII or as otherwise required by Section 704(b) of the Code, and the Treasury regulations promulgated thereunder, the income, gain, loss, deductions or credits (or item thereof) of the Trust (or series thereof) for a fiscal year shall be allocated to each Holder in accordance with each such Holder's beneficial interest in the Trust (or such series).

     8.2  Liquidating Distributions.

Upon the liquidation, termination or dissolution of the Trust (or series thereof), or the liquidation or complete redemption of a Holder's beneficial interest therein, any liquidating distributions shall be made in accordance with the positive Book Capital Account balances of the Holders, as determined after taking into account all Book Capital Account adjustments for the Trust's (or series') taxable year during which such liquidation occurs, by the end of such taxable year (or, if later, within 90 days after the date of such liquidation).

     8.3  Special Allocations.

The following special allocations shall be made in the following order:

          (a) Minimum Gain Chargeback. Except as otherwise provided in Treas. Reg. Section 1.704-2(f) and notwithstanding any other provision of this
     Section 8.3 of this Article VIII, if there is a net decrease in partnership minimum gain (as defined in Treas. Reg. Sections 1.704-2(b)(2) and 1.704-2(d)) during any fiscal year of the Trust (or series thereof), each Holder shall be specially allocated items of income and gain for such year (and, if necessary, subsequent fiscal years) in an amount equal to that Holder's share of the net decrease in partnership minimum gain (determined in accordance with Treas. Reg. Section 1.704-2(g)). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Treas. Reg. Section 1.704-2(f)(6) and 1.704-2(j)(2).

          The provisions of Section 8.3(a) of this Article VIII are intended to comply with the minimum gain chargeback requirement in Treas. Reg. Section 1.704-2(f) and shall be interpreted in accordance therewith.

          (b) Deficit Capital Accounts and Qualified Income Offset. Notwithstanding Section 8.1 of this Article VIII, no amounts will be allocated to any Holder to the extent such allocation would cause or increase a deficit balance in such Holder's Book Capital Account (in excess of any dollar amount of such deficit balance that such Holder is obligated to restore under Treas. Reg. Section 1.704-1(b)(2)(ii)(c)--taking into account the next to last sentence of Treas. Reg. Sections 1.704-2(g)(1) and
     (i)(5)) as of the end of the Trust's (or such series') fiscal year to which such allocation relates. In determining the extent to which an allocation would cause or increase a deficit balance in a Holder's Book Capital Account, such Holder's Book Capital Account shall be hypothetically decreased by the adjustments, allocations and distributions described in paragraphs (4), (5) and (6) of Treas. Reg. Section 1.704-1(b)(2)(ii)(d).

          If any Holder unexpectedly receives an adjustment, allocation or distribution described in paragraphs (4), (5) or (6) of Treas. Reg. Section 1.704(b)(2)(ii)(d), which adjustment, allocation or distribution creates or increases a deficit balance in that Holder's Book Capital Account, such Holder shall be allocated items of income and gain (consisting of a pro rata portion of each item of income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate such deficit balance as quickly as possible; provided, however, that an allocation pursuant to this Section 8.3(b) of this Article VIII shall only be made if and to the extent that a Holder would have a deficit Book Capital Account balance after all other allocations provided in Section 8.1 of this Article VIII have been tentatively made.

          Any allocation made pursuant to this Section 8.3(b) of this Article VIII is intended to constitute a qualified income offset within the meaning of Treas. Reg. Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in accordance therewith; and

          (c) Nonrecourse Deductions. Nonrecourse deductions for any fiscal year of such series or other period shall be allocated in accordance with
     Section 8.1 of this Article VIII.

     8.4  Tax Allocations.

          (a) Section 704(c). In accordance with Section 704(c) of the Code and the Treasury regulations promulgated thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Trust (or series thereof) shall, solely for tax purposes, be allocated among the Holders so as to take account of any variation between the adjusted basis of such property to the Trust (or series) for federal income tax purposes and its fair market value at the time of contribution.


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          (b) Allocation of Taxable Income. Except as otherwise required by
     Sections 704(b) and 704(c) of the Code, and the Treasury regulations promulgated thereunder, all items of taxable income, gain, loss, deduction, and any other allocations not otherwise provided for of the Trust (or series thereof) for a fiscal year shall be allocated among the Holders in the same proportion as such Holder's share of the income, gain, loss, deductions or credits (or item thereof) under Section 8.1(b) of this
     Article VIII for the fiscal year.

     8.5  Power to Modify Foregoing Procedures.

Notwithstanding any of the foregoing provisions of this Article VIII, but subject to the requirements of the Code and the Regulations thereunder, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining the net income and net assets of the Trust, or the allocation of income to the Holders of Units in the Trust as they may deem necessary or desirable to enable the Trust to comply with any applicable provisions of the 1940 Act, or any order of exemption issued by the Commission, as in effect now or hereafter amended or modified.

                                   ARTICLE IX

                                     Holders

     9.1  Meetings of Holders.

Meetings of the Holders may be called at any time by a majority of the Trustees and shall be called by any Trustee upon written request of Holders holding, in the aggregate, not less than 10% of the Units, such request specifying the purpose or purposes for which such meeting is to be called and being accompanied by payment of the reasonable estimated costs of preparing and mailing the notice of such meeting (which estimated costs shall be determined and specified to such Holders by the Trust). Any such meeting shall be held within or without the State of Delaware on such day and at such time as the Trustees shall designate. Holders of a majority of the Units in the Trust, present in person or by proxy, shall constitute a quorum for the transaction of any business, except as may otherwise be required by the 1940 Act or other applicable law or by this Declaration or the By-Laws of the Trust. If a quorum is present at a meeting, an affirmative vote by the Holders present, in person or by proxy, holding more than 50% of the total Units of the Holders present, either in person or by proxy, at such meeting constitutes the action of the Holders, unless the 1940 Act, other applicable law, this Declaration or the By-Laws of the Trust requires a greater number of affirmative votes. Any meeting of Holders may be adjourned from time to time by a majority of the votes properly cast upon the question of adjourning a meeting to another date and time, whether or not a quorum is present, and the meeting may be held as adjourned within a reasonable time after the date set for the original meeting without further notice.

     9.2  Notice of Meetings.

Written or printed notice of all meetings of the Holders, stating the time, place and purposes of the meeting, shall be given by the Trustees either by presenting it personally to a Holder, leaving


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it at his or her residence or usual place of business, or by sending it via
United States mail or by electronic transmission to a Holder, at his or her registered address, at least 10 business days and not more than 90 business days before the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the Holder at his or her address as it is registered with the Trust, with postage thereon prepaid. At any such meeting, any business properly before the meeting may be considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

     9.3  Record Date for Meetings.

For the purpose of determining the Holders who are entitled to notice of any meeting and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time fix a date, not more than 90 calendar days prior to the date of any meeting of the Holders or payment of distributions or other action, as the case may be, as a record date for the determination of the persons to be treated as Holders of record for such purposes. If the Trustees shall divide the Trust Property into two or more series in accordance with Section 9.8 herein, nothing in this
Section 9.3 shall be construed as precluding the Trustees from setting different record dates for different series.

     9.4  Proxies, Etc.

At any meeting of Holders, any Holder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken.

          (a) Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of (i) one or more Trustees, (ii) one or more of the officers of the Trust, or (iii) such persons as may be designated by the Trustees. Only Holders of record shall be entitled to vote. Each Holder shall be entitled to a vote proportionate to its Units in the Trust.

          (b) When Units are held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Units, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Units.

          (c) A proxy purporting to be executed by or on behalf of a Holder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the Holder is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person regarding the charge or management of its Units, he or she may vote by his or her guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

     9.5  Reports.


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The Trustees shall cause to be prepared, at least annually, a report of operations containing a balance sheet and statement of income and undistributed income of the Trust prepared in conformity with generally accepted accounting principles and an opinion of an independent public accountant on such financial statements. The Trustees shall, in addition, furnish to the Holders at least semi-annually interim reports containing an unaudited balance sheet as of the end of such period and an unaudited statement of income and surplus for the period from the beginning of the current Fiscal Year to the end of such period.

     9.6  Inspection of Records.

The records of the Trust shall be open to inspection by Holders during normal business hours and for any purpose not harmful to the Trust.

     9.7  Voting Powers.

The Holders shall have power to vote only (a) for the election and removal of Trustees as contemplated by Sections 2.2 and 2.3 hereof, (b) with respect to any investment advisory contract as contemplated by Section 4.1 hereof, (c) with respect to dissolution of the Trust as provided in Section 10.2 hereof, (d) with respect to any amendment of this Declaration to the extent and as provided in
Section 10.3 hereof, (e) with respect to any merger, consolidation or sale of assets as provided in Section 10.4 hereof, (f) with respect to incorporation of the Trust to the extent and as provided in Section 10.5 hereof, (q) with respect to such additional matters relating to the Trust as may be required by the 1940 Act, the DSTA, or any other law, the Certificate of Trust, the By-Laws or any registration of the Trust with the Commission (or any successor agency) or any state, or as and when the Trustees may consider necessary or desirable.

     Each Holder shall be entitled to vote based on the ratio its Units bear to the Units of all Holders entitled to vote. Until Units are issued, the Trustees may exercise all rights of Holders and may take any action required by law, this Declaration or the By-Laws to be taken by Holders. The By-Laws may include further provisions for Holders' votes and meetings and related matters not inconsistent with this Declaration.

     9.8  Series of the Trust.

The following provisions shall be applicable to any series of the Trust that may from time to time be established and designated by the Trustees pursuant to
Section 9.8(f) hereof:

          (a) All consideration received by the Trust for the issue or sale of Units of a particular series together with all Trust Property in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that series for all purposes, subject only to the rights of creditors of such series and except as may otherwise be required by applicable tax laws, and shall be so recorded upon the books of account of the Trust. In the event that there is any Trust Property, or any income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular series, the Trustees shall allocate them among any one or more of the series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the Holders of all Units for all purposes.

          (b) The Trust Property belonging to each particular series shall be charged with the liabilities of the Trust in respect of that series and all expenses, costs, charges and reserves attributable to that series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular series shall be allocated and charged by the Trustees to and among any one or more of the series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Holders of all Units for all purposes in absence of manifest error. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Holders. Notice of this limitation on inter-series liabilities may, in the Trustees' sole discretion, be set forth in the Certificate of Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the DSTA, and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the DSTA relating to limitations on inter-series liabilities (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) shall become applicable to the Trust and each series. Every note, bond, contract or other undertaking issued by or on behalf of a particular series shall include a recitation limiting the obligation represented thereby to that series and its assets.

          (c) Dividends and distributions on Units of a particular series may be paid with such frequency as the Trustees may determine, which may be daily or otherwise, pursuant to a standing resolution or resolution adopted only once or with such frequency as the Trustees may determine, to the Holders of Units in that series, from such of the income and capital gains, accrued or realized, from the Trust Property belonging to that series as the Trustees may determine, after providing for actual and accrued liabilities belonging to that series. All dividends and distributions on Units in a particular series shall be distributed pro rata to the Holders of Units in that series in proportion to the total outstanding Units in that series held by such Holders at the date and time of record established for the payment of such dividends or distribution.

          (d) The Units in a series of the Trust shall represent beneficial interests in the Trust Property belonging to such series. Each Holder of Units in a series shall be entitled to receive its pro rata share of distributions of income and capital gains made with respect to such series. Upon reduction or withdrawal of its Units or indemnification for liabilities incurred by reason of being or having been a Holder of Units in a series, such Holder shall be paid solely out of the funds and property of such series of the Trust. Upon liquidation or dissolution of a series of the Trust, Holders of Units in such series shall be entitled to receive a pro rata share of the Trust Property belonging to such series. A Holder of Units in a particular series of the Trust shall not be entitled to participate in a derivative or class action lawsuit on behalf of any other series or the Holders of Units in any other series of the Trust.

          (e) Notwithstanding any other provision hereof, if the Trust Property has been divided into two or more series, then on any matter submitted to a vote of Holders of Units in the Trust, all Units then entitled to vote shall be voted by individual series, except that (1) when required by the 1940 Act, Units shall be voted in the aggregate and not by individual series, and (2) when the Trustees have determined that the matter affects only the interests of Holders of Units in a limited number of series, then only the Holders of Units in such series shall be entitled to vote thereon. Except as otherwise provided in this Article IX, the Trustees shall have the power to determine the designations, preferences, privileges, limitations and rights, including voting and dividend rights, of each series of Units.

          (f) The establishment and designation of any series of Units shall be effective upon the adoption by a majority of the then Trustees of a resolution which sets forth such establishment and designation and the relative rights and preferences of such series (or class). At any time that there are no Units outstanding of any particular series previously established and designated, the Trustees may by an instrument executed by a majority of their number dissolve that series, wind-up the affairs of such series in accordance with Section 10.2 of this Declaration and thereafter rescind the establishment and designation thereof. Each resolution referred to in this paragraph shall have the status of an amendment to this Declaration.

          (g) If the Trust Property has been divided into two or more series, then Section 10.2 of this Agreement shall apply also with respect to each such series as if such series were a separate trust.

          (h) The Trustees shall be authorized to issue an unlimited number of Units of each series.

     9.9  Holder Action by Written Consent.

Any action which may be taken by Holders may be taken without notice and without a meeting if Holders holding more than 50% of the total Units entitled to vote (or such larger proportion thereof as shall be required by any express provision of this Declaration or the 1940 Act) shall consent to the action in writing and the written consents shall be filed with the records of the meetings of Holders. Such consents shall be treated for all purposes as votes taken at a meeting of Holders.

     9.10 Holder Communications.

Whenever ten or more Holders who have been such for at least six months preceding the date of application, and who hold in the aggregate at least 10% of the total Units, shall apply to the Trustees in writing, stating that they wish to communicate with other Holders with a view to obtaining signatures to a request for a meeting of Holders and accompanied by a form of communication and request which they wish to transmit, the Trustees shall within five business days after receipt of such application either (1) afford to such applicants access to a list of the names and addresses of all Holders as recorded on the books of the Trust; or (2) inform such applicants as to the approximate number of Holders, and the approximate cost of transmitting to them the proposed communication and form of request.

     If the Trustees elect to follow the course specified in clause (2) above, the Trustees, upon the written request of such applicants, accompanied by a tender of the material to be transmitted and of the reasonable expenses of transmission, shall, with reasonable promptness, transmit, by United States mail or by electronic transmission, such material to all Holders at their addresses as recorded on the books, unless within five business days after such tender the Trustees shall transmit, by United States mail or by electronic transmission, to such applicants and file with the Commission, together with a copy of the material to be transmitted, a written statement signed by at least a majority of the Trustees to the effect that in their opinion either such material contains untrue statements of fact or omits to state facts necessary to make the statements contained therein not misleading, or would be in violation of applicable law, and specifying the basis of such opinion. The Trustees shall thereafter comply with any order entered by the Commission and the requirements of the 1940 Act and the Securities Exchange Act of 1934, as amended.

                                   ARTICLE X

                         Duration; Dissolution of Trust;
                            Amendment; Mergers; Etc.

     10.1 Duration.

Subject to possible dissolution and termination in accordance with the provisions of Section 10.2, the Trust created hereby shall continue perpetually pursuant to Section 3808 of the DSTA.

     10.2 Dissolution of Trust and Winding-Up of Trust and Series.

          (a) The Trust may be dissolved: (i) by the affirmative vote of the Holders of not less than two-thirds of the Units in the Trust at any meeting of the Holders, or (ii) by an instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the Holders of not less than two-thirds of such Units, or (iii) by the Trustees by written notice to the Holders. Upon any such dissolution,

               (i) The Trust shall carry on no business except for the purpose of winding up its affairs.

               (ii) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, or otherwise dispose of all or any part of the remaining Trust Property to one or more Persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, or other disposition of all or substantially all of the Trust Property shall require approval of the principal terms of the transaction and the nature and amount of the consideration by the Holders by a Majority Units Vote.

               (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each, among the Holders according to their respective rights.

          (b) Upon dissolution of the Trust and distribution to the Holders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such dissolution and file a certificate of cancellation in accordance with
     Section 3810 of the DSTA. Upon dissolution of the Trust, the Trustees shall thereon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Holders shall thereupon cease.

     10.3 Amendment Procedure.

          (a) Except as may otherwise be required under the terms of the 1940 Act, the DSTA or another applicable law, this Declaration may be amended by an instrument in writing, without a meeting, signed by a majority of the Trustees, and without the vote or consent of Holders, for any purpose, including but not limited to, the following: (i) to change the name of the Trust, to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, or to conform this Declaration to the requirements of the 1940 Act, the Code, the DSTA, or any other applicable federal or state laws or regulations, but the Trustees shall not be liable for failing so to do; (ii) to change the state or other jurisdiction designated herein as the state or other jurisdiction whose laws shall be the governing law hereof; (iii) to effect such changes herein as the Trustees find to be necessary or appropriate (A) to permit the filing of this Declaration under the laws of such state or other jurisdiction applicable to trusts or voluntary associations, (B) to permit the Trust to elect to be treated as a "regulated investment company" under the applicable provisions of the Code, or (C) to permit the transfer of Units (or to permit the transfer of any other beneficial interests or shares in the Trust, however denominated); and (iv) in conjunction with any amendment contemplated by the foregoing clause (ii) or the foregoing clause
     (iii) to make any and all such further changes or modifications to this Declaration as the Trustees find to be necessary or appropriate, any finding of the Trustees referred to in the foregoing clause (iii) or clause
     (iv) to be conclusively evidenced by the execution of any such amendment by a majority of the Trustees.

          (b) If the consent of Holders is required under the 1940 Act, the DSTA or other applicable law, for any proposed amendment, this Declaration may be amended at a meeting by the vote of Holders holding more than 50% of the total Units present or by any instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by Holders holding more than 50% of the total Units.

          (c) No amendment may be made, under Section 10.3(a) above, which would change any rights with respect to any Units in the Trust by reducing the amount payable thereon upon liquidation of the Trust or by diminishing or eliminating any voting rights pertaining thereto, except with a Majority Units Vote.

          (d) A certification in recordable form signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Holders or by the Trustees as aforesaid or a copy of this Declaration, as amended, in recordable form, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

          (e) Notwithstanding any other provision hereof, until such time as Units are first sold, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

     10.4 Merger, Consolidation and Sale of Assets.

The Trust may: (a) pursuant to an agreement of merger or consolidation, merge or consolidate with or into one or more statutory trusts or "other business entities" (as defined in Section 3801 of the DSTA) formed or existing under the laws of the State of Delaware or any other state of the United States or any foreign country or other foreign jurisdiction; or (b) sell, lease or exchange all or substantially all of its property or all or substantially all of the property associated with any one or more series (including good will) to another trust, statutory trust, partnership, limited partnership, limited liability company, corporation or other association organized under the laws of any state, or to one or more separate series thereof, or to the Trust to be held as property associated with one or more other series of the Trust, upon such terms and conditions and for such consideration when and as authorized by no less than a majority of the Trustees and by a Majority Units Vote of the Trust or such series, as the case may be, or by an instrument or instruments in writing without a meeting, consented to by the Holders of not less than 50% of the total Units. By reference to Section 3815(f) of the DSTA, an agreement of merger or consolidation approved in accordance with this Section 10.4 may effect any amendment to this Declaration or By-Laws or effect the adoption of a new governing instrument of the Trust if the Trust is the surviving or resulting statutory trust, which amendment or new governing instrument shall be effective at the effective time or date of merger of the merger or consolidation. Upon completion of the merger or consolidation, if the Trust is the surviving or resulting statutory trust, any one (1) Trustee shall execute, and cause to be filed, a certificate of merger or consolidation in accordance with Section 3815 of the DSTA.

     10.5 Incorporation.

Upon a Majority Units Vote, the Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association or other organization to take over all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer the Trust Property to any such corporation, trust, association or organization in exchange for the equity interests thereof or otherwise, and to lend money to, subscribe for the equity interests of, and enter into any contracts with any such corporation, trust, partnership, association or organization, or any corporation, partnership, trust, association or organization in which the Trust holds or is about to acquire equity interests. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law, as provided under the law then in effect. Nothing contained herein shall be construed as requiring approval of the Holders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring a portion of the Trust Property to such organizations or entities.

                                   ARTICLE XI

                                  Miscellaneous

     11.1 Certificate of Designation; Agent for Service of Process.

Pursuant to the Agreement and Declaration of Trust dated as of August 15, 1994, the Trust shall have filed, in accordance with Section 3812 of the DSTA, in the office of the Secretary of State of Delaware, a certificate of trust, in the form and with such information required by Section 3810 of the DSTA and executed in the manner specified in Section 3811 of the DSTA. In the event the Trust does not have at least one Trustee qualified under Section 3807(a) of the DSTA, then the Trust shall comply with Section 3807(b) of the DSTA by having and maintaining a registered office in Delaware and by designating a registered agent for service of process on the Trust, which agent shall have the same business office as the Trust's registered office. The failure to file any such certificate, to maintain a registered office, to designate a registered agent for service of process, or to include such other information shall not affect the validity of the establishment of the Trust, this Declaration, the By-Laws or any action taken by the Trustees, the Trust officers or any other Person with respect to the Trust except insofar as a provision of the DSTA would have governed, in which case the Delaware common law governs.

     11.2 Governing Law.

This Declaration is executed by all of the Trustees and delivered with reference to the DSTA and the laws of the State of Delaware, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the DSTA and the laws of the State of Delaware (unless and to the extent otherwise provided for and/or preempted by the 1940 Act or other applicable federal securities laws); provided, however, that there shall not be applicable to the Trust, the Trustees or this Declaration (a) the provisions of Section 3540 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the DSTA) pertaining to trusts which are inconsistent with the rights, duties, powers, limitations or liabilities of the Trustees set forth or referenced in this Declaration.

     11.3 Counterparts.


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


This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

     11.4 Reliance by Third Parties.

Any certificate executed by an individual who, according to the records of the Trust or of any recording office in which this Declaration may be recorded, appears to be a Trustee hereunder, certifying to (a) the number or identity of Trustees or Holders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Holders, (d) the fact that the number of Trustees or Holders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (e) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees, or (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees and their successors.

     11.5 Provisions in Conflict With Law or Regulations.

          (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the DSTA, or with other applicable laws and regulations, the conflicting provisions shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

          (b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

     11.6 Trust Only.

It is the intention of the Trustees to create only a statutory trust under the DSTA with the relationship of Trustee and beneficiary between the Trustees and each Holder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a Delaware statutory trust except to the extent such trust is deemed to constitute a partnership under the Code and applicable state tax laws. Nothing in this Declaration shall be construed to make the Holders, either by themselves or with the Trustees, partners or members of a joint stock association except to the extent such Holders are deemed to be partners under the Code and applicable state tax laws. However, it is the intention of the Trustees to create a partnership among the Holders for purposes of taxation under the Code and applicable state tax laws.

     11.7 Tax Matters Partner.


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


The Trustees shall appoint one of the Holders with respect to each series as tax matters partner ("TMP") in accordance with Section 6231(a)(7) of the Code for federal income tax purposes.

          (a) The TMP shall be charged with all authority and duties accorded tax matters partners under the Code and applicable regulations. The TMP, at Trust expense, shall cause to be prepared income tax returns for the Trust and shall further cause such returns to be timely filed with the appropriate authorities. In the event the Trust is subject to administrative or judicial proceedings for the assessment and collection of deficiencies for federal taxes or for the refund of overpayments of federal taxes arising out of a Holder's distributive share of income, losses, gain, credits and deductions, the TMP shall have all the powers and duties assigned to the TMP under Sections 6221-6233 of the Code and regulations thereunder. Such powers include the right of the TMP, in its absolute discretion, to make or to refuse to make any election, or to take or to refuse to take any action, permitted to be made or taken pursuant to the provisions of Sections 6221-6232 of the Code. In addition, the TMP shall have similar authority and duties with respect to all state and local tax matters.

          (b) Nothing in this Section 11.7 shall be construed to prohibit the TMP from delegating its authority and duties as TMP to the Trustees or an agent or adviser selected with the approval of the Trustees.

          (c) The TMP, Trustees, agent or adviser, as the case may be, shall send to each Holder within 60 days after the end of each taxable year, the information necessary for the Holder to complete its federal and state income tax or information returns and a copy of the Trust's federal, state and local income tax or information returns for the year.

     11.8 Withholding.

Should any Holder be subject to withholding pursuant to the Code or any other provision of law, the Trust shall withhold all amounts otherwise distributable to such Holder as shall be required by law and any amounts so withheld shall be deemed to have been distributed to such Holder under this Declaration. If any sums are withheld pursuant to this provision, the Trust shall remit the sums so withheld to and file the required forms with the Internal Revenue Service, or other applicable government agency.

     11.9 Headings and Construction.

Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable.

     11.10 Use of the Name "UBS".

The name "UBS" and all rights to the use of the name "UBS" belong to UBS AG or its affiliates (together, "UBS"). UBS has consented to the use of the name "UBS" as part of the name of the Trust and the name of any series of the Trust. In the event that UBS or an affiliate of UBS is not appointed as Investment Adviser or ceases to be the Investment Adviser of the

Trust or of any series using such names, the non-exclusive license granted herein may be revoked by UBS and the Trust promptly shall cease using the name "UBS" as part of its name or the name of any series of the Trust, upon receipt of the written request therefore by UBS or any successor to its rights to such name.

     IN WITNESS WHEREOF, the Trustees named below do hereby make and enter into this Amended and Restated Agreement and Declaration of Trust as of the 23rd day of April, 2003.


                                          /s/ Walter E. Auch
                                          --------------------------------------
                                          Walter E. Auch
                                          Trustee of UBS Relationship Funds
                                          One North Wacker Drive
                                          Chicago, IL 60606


                                          /s/ Frank K. Reilly
                                          --------------------------------------
                                          Frank K. Reilly
                                          Trustee of UBS Relationship Funds
                                          One North Wacker Drive
                                          Chicago, IL 60606


                                          /s/ Edward M. Roob
                                          --------------------------------------
                                          Edward M. Roob
                                          Trustee of UBS Relationship Funds
                                          One North Wacker Drive
                                          Chicago, IL 60606


                                          /s/ Brian M. Storms
                                          --------------------------------------
                                          Brian M. Storms
                                          Trustee of UBS Relationship Funds
                                          One North Wacker Drive
                                          Chicago, IL 60606

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                 THE PRINCIPAL PLACE OF BUSINESS OF THE TRUST IS

                             One North Wacker Drive
                                Chicago, IL 60606

                                                                       EXHIBIT A

                               Series of the Trust

                     UBS Global Securities Relationship Fund
                   UBS Global Aggregate Bond Relationship Fund
                        UBS U.S. Equity Relationship Fund
                   UBS U.S. Large Cap Equity Relationship Fund
               UBS U.S. Intermediate Cap Equity Relationship Fund
                     UBS U.S. Value Equity Relationship Fund
                   UBS U.S. Small Cap Equity Relationship Fund
                   UBS International Equity Relationship Fund
                  UBS Emerging Markets Equity Relationship Fund
                    DSI Enhanced S&P 500'r' Relationship Fund
                      UBS U.S. Core Plus Relationship Fund
                         UBS U.S. Bond Relationship Fund
                 UBS U.S. Securitized Mortgage Relationship Fund
                      UBS Short Duration Relationship Fund
                      UBS Enhanced Yield Relationship Fund
                        UBS Short-Term Relationship Fund
       UBS U.S. Treasury Inflation Protected Securities Relationship Fund
                UBS U.S. Cash Management Prime Relationship Fund
                        UBS High Yield Relationship Fund
                   UBS Defensive High Yield Relationship Fund
                   UBS Emerging Markets Debt Relationship Fund
                 UBS Opportunistic High Yield Relationship Fund
            UBS Opportunistic Emerging Markets Debt Relationship Fund
                      UBS Corporate Bond Relationship Fund

April 23, 2003


                                      A-1